Exhibit 99.1

    Medical Staffing Network Holdings, Inc. Takes Action to Improve Earnings

Boca Raton, FL (February 1, 2006) Medical Staffing Network Holdings, Inc. (NYSE:
MRN), a leading healthcare staffing company and the largest provider of per diem nurse staffing services in the nation, announced today it will implement cost reduction actions to improve near-term earnings. The company has decided to reorganize the infrastructure in its Per Diem Nursing Division to drive higher profitability in the current per diem marketplace which is showing modest growth. The company will continue to increase its investment in growth initiatives in its Allied Healthcare Staffing Division and Travel Nurse Staffing Division, where market conditions are more favorable.

The Company will close twelve per diem branch locations to allow management to focus on those markets in which there are better near-term opportunities. The Company expects that reprioritizing its investment in growth initiatives will allow the company to cut approximately $6 million from its current annual expenses, largely in the form of a reduction in support personnel. As a result of these initiatives, the Company expects to incur a charge of approximately $6 million in the first quarter of 2006. The charge will be comprised of approximately $3 million primarily related to severance costs and lease termination fees and approximately $3 million in non-cash goodwill impairment related to the branch closures. The benefit from these cost reduction measures will begin to be realized in the second quarter of 2006 with the full benefit realized during the third quarter of 2006.

Commenting on the actions, Robert Adamson Chairman and Chief Executive Officer said, "We see the market for Allied Staffing and Travel Nurse services continuing to improve in 2006; however, sustained improvement in the Nurse Per Diem business has been slower. We believe these changes will driver better profitability in the Nurse Per Diem division, and we will be prepared to re-invest in that business as market conditions improve. We expect to continue to focus our investments in the areas within our business where we foresee the greatest return on investment. We believe Travel Nurse and Allied represent the best opportunities today."

Company Summary

Medical Staffing Network Holdings, Inc. is the largest provider of per diem nurse staffing services in the United States. The Company also provides travel nurse staffing services and is a leading provider of allied health professionals, including radiology specialists, diagnostic imaging technicians and clinical laboratory technicians.

This release contains statements that are forward-looking in nature. Statements that are predictive in nature, that depend upon or refer to future events or conditions or that include words such as "expects," "anticipates," "intends," "plans," "believes," "estimates," and similar expressions are forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results and performance to be materially different from any future results or performance expressed or implied by these forward-looking statements. These factors include the following: our ability to achieve the cost savings described in this press release, our ability to increase revenues or market share, our ability to continue to generate significant amounts of cash flow from operations, our ability to further reduce operating expenses, our ability to sustain the improved self insurance claims experience, our ability to attract and retain qualified nurses and other healthcare personnel, the overall level of demand for services provided by temporary nurses, our ability to enter into contracts with hospital and healthcare facility clients on terms attractive to us, our ability to maintain the improvement in the spread between bill and pay rates, the willingness of hospital and healthcare facility clients to utilize temporary healthcare staffing services, the general level of patient occupancy at our hospital and healthcare facility clients, the functioning of our information systems, the effect of existing or future government regulation and federal and state legislative and enforcement initiatives on our business including JCAHO accreditation, our clients' ability to pay us for our services, our ability to successfully implement our acquisition and integration strategies the effect of liabilities and other claims asserted against us, the effect of competition in the markets we serve and our ability to carry out our business strategy. Additional information concerning these and other important factors can be found within our filings with the Securities and Exchange Commission. Statements in this release should be evaluated in light of these important factors. Although we believe that these statements are based upon reasonable assumptions, we cannot guarantee future results. Given these uncertainties, the forward-looking statements discussed in this press release might not occur.

SOURCE: Medical Staffing Network Holdings, Inc.

Medical Staffing Network Holdings, Inc., Boca Raton
Robert J. Adamson, 561-322-1303